Exhibit 99.1

Nils Michaelis

9 Keppel Bay View #02-39

Singapore 098407

Singapore

4 May 2024

Tristan Lo
CEO & Chairman
Aura FAT Projects Acquisition Corp

1 Phillip Street, #09-00

Royal One Phillip

Singapore, 048692

Dear Tristan,

I formally resign as President, Chief Operating Officer, and Head of Mergers & Acquisitions as well as from my role as Director of the Board of Aura FAT Projects Acquisition Corp effective immediately.

Thank you for the opportunity to contribute during my tenure and wish you and the company all the best.

Please acknowledge receipt of my resignation and register it as required as part of listing and regulatory requirements.

Sincerely,

/s/ Nils Michaelis
Nils Michaelis